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                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                                 EPITOPE, INC.


          Pursuant to the provisions of the Oregon Business Corporation Act, the Board of Directors of Epitope, Inc., an Oregon corporation (the "Corporation"), adopts the following Restated Articles of Incorporation:

                                   ARTICLE I

          The name of this Corporation is Epitope, Inc., and its duration shall be perpetual.

                                  ARTICLE II

          The purposes for which this corporation is organized are:

          1. To own, conduct, operate, maintain and carry on the business of a clinical, research and testing medical laboratory engaging in immunological monitoring procedures, procedures relating to the definition of specific genetically inherited factors, consulting work, and related activities.

          2. To buy, sell, distribute, exchange, manufacture, design, develop, promote, license, franchise, repair, remodel, recondition, import, export, lease, mortgage, pledge and otherwise deal in and with all kinds and classes of merchandise, equipment and products, and in connection therewith to act as distributors, wholesalers, retailers, commission merchants, jobbers, factors, agents and factory representatives.

          3. To own, buy, sell, lease, mortgage, pledge and otherwise deal in and with personal property and real property of every kind, nature and description.

          4. To enter into partnerships, joint ventures or any arrangement for the sharing of profits with any person, firm or corporation, and to engage in any business or transaction in which this Corporation would be authorized to engage in alone.

          5. To borrow money in any amounts and on any terms authorized by its Board of Directors.

          6. To endorse, guarantee and secure the payment and satisfaction of contracts, negotiable instruments, obligations or evidence of indebtedness of other persons, firms or corporations.

          7. To lend money to parties having dealings with this Corporation, and to assist in support financially or otherwise with any other business, firm or corporation.

          8. To engage in business in the state of Oregon and in such other states and foreign countries as may be authorized by its Board of Directors.

          9. To engage in any lawful activity for which corporations may be organized under Chapter 60 of the Oregon Revised Statutes.

                                  ARTICLE III

          The Corporation may indemnify any director, officer, employee or agent or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses and liability actually and necessarily incurred by him in connection with any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, employee or agent, except in relation to matters as to which indemnification is prohibited by the Oregon Business Corporation Act; but such indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled, under any bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.

                                  ARTICLE IV

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages by reason of his conduct as director, except to the extent that such elimination of liability is prohibited by the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                   ARTICLE V

                         Description of Capital Stock

A.   Authorized Capital Stock

            The total number of shares of capital stock that the Corporation shall be authorized to issue is 101,000,000 shares, divided into classes as follows:

                  Title of Class                      No. of Shares

              Epitope Medical Products                60,000,000
               Common Stock, no par value
                ("Medical Products Stock")

               Agritope Common Stock,                 40,000,000
                  no par value
                  ("Agritope Stock")

            Preferred Stock, no par value              1,000,000
                  ("Preferred Stock")

Upon the effectiveness of this Article V, as amended, and without any further action on the part of the Corporation or its shareholders, each share of the Corporation's Common Stock, no par value, then issued and outstanding shall be redesignated as one fully paid and nonassessable share of Medical Products Stock. The meanings of certain terms used in this Article V are given in Section E. of this Article V.

B.   Description of Preferred Stock

            The preferences, limitations, and rights of the shares of Preferred Stock shall be as follows:

     1. Division into Series. The Board of Directors shall have authority to divide the Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series. The Board of Directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

     2. Authority of Board of Directors to Determine Preferences, Limitations, and Relative Rights. The Board of Directors shall have authority to determine, except as otherwise prescribed in this Article V or by law, the preferences, limitations, and relative rights, including voting rights, of the shares of Preferred Stock before the issuance of any shares of such class or the preferences, limitations, and relative rights, including voting rights, of the shares of any series of Preferred Stock before the issuance of any shares of such series. All shares of any such series shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, of those of other series of the Preferred Stock.

C.   Description of Medical Products Stock and Agritope Stock

            The preferences, limitations, and relative rights of the shares of Medical Products Stock and Agritope Stock shall be as follows:

     1.     Dividends and Distributions

            Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon Medical Products Stock or Agritope Stock upon the terms provided for below with respect to each such class, in such amounts and at such times as the Board of Directors may determine.

            a. Dividends on Medical Products Stock. Dividends on Medical Products Stock may be declared and paid only out of the lesser of (i) assets of the Corporation legally available therefor and (ii) the Available Medical Products Dividend Amount.

            b. Dividends on Agritope Stock. Dividends on Agritope Stock may be declared and paid only out of the lesser of (i) assets of the Corporation legally available therefor and (ii) the Available Agritope Dividend Amount.

            c. Discretion as to Dividend Amounts. Subject to the provisions of paragraphs V.C.1.a. and V.C.1.b., the Board of Directors shall have the authority to declare and pay dividends on either class of common stock without declaring or paying a dividend on the other class, or to declare and pay dividends on both classes of common stock in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each class of common stock, the respective voting and liquidation rights of each class of common stock, the amounts of prior dividends declared on each class or any other factor.

            d. Share Dividends. Subject to paragraphs V.C.1.a or V.C.1.b, as the case may be, and except as permitted by paragraphs V.C.2.a and V.C.2.b.(ii), the Board of Directors may declare and pay dividends or distributions of shares of common stock of a Group on shares of common stock or shares of Preferred Stock only as follows:

                  (i) dividends or distributions of shares of Agritope Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Agritope Stock) may be made on shares of Agritope Stock;

                  (ii) dividends or distributions of shares of Medical Products Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Medical Products Stock) may be made on shares of Medical Products Stock;

                  (iii) dividends or distributions of shares of Medical Products Stock may be made on shares of Agritope Stock, but only if the number of shares of Medical Products Stock to be issued is less than or equal to the number of Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products; and

                  (iv) dividends or distributions of shares of Agritope Stock may be made on shares of Medical Products Stock, but only if the number of shares of Agritope Stock to be so issued is less than or equal to the number of Inter-Group Shares Issuable with respect to the Inter-Group Interest in Agritope.

     2.     Exchange of Stock.

            Shares of common stock of each Group are subject to exchange on the terms and conditions set forth below:

            a. Optional Exchange. At any time after February 28, 1999, the Board of Directors may determine to exchange each outstanding share of a Group's stock for (i) a number of fully paid and nonassessable shares of the second Group's stock equal to (x) 115 percent of the Average Market Value of one share of the first Group's stock (the "Exchange Amount") divided by
(y) the Average Market Value of one share of the second Group's stock, or
(ii) cash equal to the Exchange Amount, or (iii) any combination of the Second Group's stock and cash, as determined by the Board of Directors, equal to the Exchange Amount. In each case, Average Market Value shall be calculated for the 20-Trading Day period prior to the date of the first public announcement by the Corporation of the exchange.

            b. Mandatory Dividend, Redemption or Exchange in Case of Disposition of All or Substantially All Group Assets. In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all the properties and assets of either Group to one or more persons, entities or groups (other than (v) in connection with the Disposition by the Corporation of its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation and winding up of the Corporation and the distribution of assets to shareholders as referred to in
Section V.C.5, (w) in connection with the Disposition by the Corporation of all the Corporation's properties and assets in one transaction or a series of related transactions, (x) to any person, entity or group which the Corporation, directly or indirectly, after giving effect to the Disposition, controls (as determined by the Board of Directors), (y) in connection with a Related Business Transaction or (z) in connection with the Disposition of the stock of a Group Subsidiary as contemplated by paragraph V.C.2.c), the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "Group Disposition Date"), at the Corporation's election, either:

            (i) providing that there are funds of the Corporation legally available therefor:

            (A) subject to paragraphs V.C.1.a. and V.C.1.b., declare and pay a dividend in cash, securities (other than common stock of the Corporation) and/or other property to the holders of the outstanding shares of the Affected Group's stock, having a Fair Value as of the Group Disposition Date in the aggregate amount equal to the product of the Outstanding Interest Fraction of the Affected Group as of the record date for determining the holders entitled to receive the dividend multiplied by the Fair Value of the Net Proceeds of the Disposition; or

                  (B)(1) subject to the last sentence of this paragraph V.C.2.b, if the Disposition involves all (not merely substantially all) the properties and assets of the Affected Group, redeem as of the Redemption Date all outstanding shares of the Affected Group's stock in exchange for cash, securities (other than common stock of the Corporation) and/or other property having a Fair Value as of the Group Disposition Date in the aggregate equal to the product of the Outstanding Interest Fraction of the Affected Group as of the Redemption Date and the Net Proceeds of the Disposition; or

                  (B)(2) subject to the last sentence of this paragraph V.C.2.b, if the Disposition involves substantially all (but not all) of the properties and assets of the Affected Group, apply an aggregate amount of cash, securities (other than common stock of the Corporation) and/or other property having a Fair Value as of the Group Disposition Date in the aggregate equal to the product of the Outstanding Interest Fraction of the Affected Group as of the date shares are selected for redemption multiplied by the Fair Value of the Net Proceeds of the Disposition as of the Group Disposition Date, to the redemption of outstanding shares of the Affected Group's stock; the number of shares to be redeemed to equal the lesser of (x) the whole number of shares nearest the number determined by dividing the aggregate amount so applied to the redemption of such stock by the Average Market Value of one share of the Affected Group's stock during the 10-Trading Day period beginning on the 16th Trading Day following the Group Disposition Date and (y) the number of shares of the Affected Group's stock outstanding; or

            (ii) exchange each outstanding share of the Affected Group's stock for a number (or fraction) of fully paid and nonassessable shares of the other Group's stock equal to 115 percent of the ratio, expressed as a decimal fraction rounded to the nearest seven decimal places, of the Average Market Value of one share of the Affected Group's stock to the Average Market Value of one share of common stock of the other Group, which Average Market Values shall be determined for the 10-Trading Day period described in clause (B)(2) of paragraph V.C.2.b.(i).

For purposes of this paragraph V.C.2.b.:

            (x) "substantially all the properties and assets" of a Group means a portion of the properties and assets attributed to the Group that represents at least 80 percent of the Fair Value of the properties and assets attributed to the Group as of the date of determination;

            (y) in the case of a Disposition of properties and assets of a Group in a series of related transactions, the Disposition shall not be deemed to have been consummated until the consummation of the last of the transactions; and

            (z) the Corporation may pay the dividend or redemption price referred to in paragraph V.C.2.b.(i). in cash, securities (other than common stock of the Corporation) and/or other property, regardless of the form or nature of the proceeds of the Disposition.

Notwithstanding the provisions of this paragraph V.C.2.b., the Corporation shall redeem stock of the Affected Group only if the amount to be paid in redemption of such stock is less than or equal to the Available Agritope Dividend Amount (with respect to Agritope Stock) or the Available Medical Products Dividend Amount (with respect to Medical Products Stock).

            c. Exchange of Common Stock for Subsidiary Stock. At any time at which all of the assets and liabilities attributed to a Group (and no other assets or liabilities of the Corporation or any subsidiary) are held by one or more wholly owned, direct subsidiaries of the Corporation (each, a "Group Subsidiary") and one or more wholly or partly owned subsidiaries of such Group Subsidiaries, the Board of Directors may, provided that there are funds of the Corporation legally available therefor, exchange each outstanding share of the Group's stock for a number of fully paid and nonassessable shares of the common stock of each Group Subsidiary equal to (x) the product of the Outstanding Interest Fraction of the Affected Group multiplied by (y) the number of shares of common stock of the Group Subsidiary to be outstanding immediately following such exchange of shares (excluding shares owned before the exchange by Nonaffiliates), divided by (z) the number of shares of the Affected Group's stock outstanding.

            d. Distribution of Inter-Group Shares Issuable. In the case of an exchange under paragraph V.C.2.a. or V.C.2.b.(ii) or a full redemption under clause (B)(1) of paragraph V.C.2.b.(i), but not a dividend under clause
(A) of paragraph V.C.2.b.(i) or a partial redemption under clause (B)(2) of paragraph V.C.2.b.(i), if the Affected Group holds an Inter-Group Interest in the other Group on the date of the exchange or redemption, then in addition to the cash, securities, and/or other property to be distributed to holders of the Affected Group's stock, the Company shall issue as a dividend to such holders pro rata, on a per share basis, that number of fully paid and nonassessable shares of the other Group's stock as is equal to the product of the Outstanding Interest Fraction of the Affected Group multiplied by the number of Inter-Group Shares Issuable with respect to the Affected Group's Inter-Group Interest in the other Group. The dividend shall be paid at or before the time of distribution of the cash, other securities, and/or other property to be distributed in connection with the exchange or redemption, to holders of record as of the Exchange Date or Redemption Date.

            e. Notices and Announcements. (i) Not later than the tenth Trading Day following the consummation of a Disposition referred to in paragraph V.C.2.b., the Corporation shall announce publicly by press release
(A) the Net Proceeds of the Disposition, (B) the number of outstanding shares of the Affected Group's stock, (C) the number of shares of the Affected Group's stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof; and (D) the applicable Outstanding Interest Fraction of the Affected Group as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of the Disposition, the Company shall announce publicly by press release which of the actions specified in paragraphs V.C.2.b.(i) or V.C.2.b.(ii), it has irrevocably determined to take in respect of the Disposition.

                  (ii) If the Corporation determines to pay a dividend pursuant to clause (A) of paragraph V.C.2.b.(i), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition, cause to be given to each holder of record of outstanding shares of the Affected Group's stock and to each holder of record of Convertible Securities convertible into or exercisable or exchangeable for shares of the Affected Group's stock (unless alternate provision for notice to the holders of the Convertible Securities is made pursuant to the terms of the Convertible Securities), a notice setting forth (A) the record date for determining holders entitled to receive the dividend, which shall not be earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition, (B) the anticipated payment date of the dividend (which shall not be more than 85 Trading Days following the consummation of the Disposition), (C) whether cash, securities and/or other property will be distributed in respect of outstanding shares of the Affected Group's stock, (D) the Net Proceeds of the Disposition, (E) the Outstanding Interest Fraction of the Affected Group as of a recent date preceding the date of the notice, (F) the number of outstanding shares of the Affected Group's stock and the number of shares of the Affected Group's stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (G) in the case of a notice to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive the dividend only if the holder properly converts, exercises or exchanges such Convertible Securities on or prior to the record date referred to in clause (A) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder of record as of a date on or after the Group Disposition Date at the holder's address appearing on the transfer books of the Corporation.

                  (iii) If the Corporation determines to undertake a redemption of shares of the Affected Group's stock following a Disposition of all (not merely substantially all) of the properties and assets of the Affected Group pursuant to clause (B)(1) of paragraph V.C.2.b.(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause to be given to each holder of record of outstanding shares of the Affected Group's stock and to each holder of record of Convertible Securities convertible into or exercisable or exchangeable for shares of the Affected Group's stock (unless alternate provision for notice to the holders of the Convertible Securities is made pursuant to the terms of the Convertible Securities), a notice setting forth (A) a statement that all shares of the Affected Group's stock outstanding on the Redemption Date will be redeemed, (B) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of the Disposition), (C) whether cash, securities, and/or other property will be paid as the redemption price in respect of shares of the Affected Group's stock outstanding on the Redemption Date, (D) the Net Proceeds of the Disposition, (E) the Outstanding Interest Fraction of the Affected Group as of a recent date preceding the date of the notice, (F) the place or places where certificates for shares of the Affected Group's stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered, (G) the number of outstanding shares of the Affected Group's stock and the number of shares of the Affected Group's stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, (H) in the case of a notice to holders of Convertible Securities, a statement to the effect that a holder of the Convertible Securities will be entitled to participate in the redemption only if the holder properly converts, exercises or exchanges the Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, the holder shall be entitled to receive if the holder converts, exercises or exchanges the Convertible Securities after the Redemption Date, and (I) a statement to the effect that, except as otherwise provided in this Article V, dividends on such shares of such common stock shall cease to be paid as of the Redemption Date. Such notice shall be sent by first class mail, postage prepaid, to each holder of record as of a date on or after the Group Disposition Date at such holder's address appearing on the transfer books of the Corporation.

                  (iv) If the Corporation determines to undertake a redemption of shares of the Affected Group's stock following a Disposition of substantially all (but not all) of the properties and assets of a Group pursuant to clause (B)(2) of paragraph V.C.2.b.(i), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition, cause to be given to each holder of record of outstanding shares of the Affected Group's stock, and to each holder of record of Convertible Securities convertible into or exercisable or exchangeable for shares of the Affected Group's stock (unless alternate provision for notice to the holders of the Convertible Securities is made pursuant to the terms of the Convertible Securities), a notice setting forth (A) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition, on which shares of the Affected Group's stock then outstanding shall be selected for redemption, (B) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of the Disposition), (C) whether cash, securities, and/or other property will be paid as the redemption price in respect of shares of the Affected Group's stock selected for redemption, (D) the Net Proceeds of the Disposition, (E) the Outstanding Interest Fraction of the Affected Group as of a recent date preceding the date of the notice, (F) the number of outstanding shares of the Affected Group's stock and the number of shares of the Affected Group's stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exchange, or exercise prices thereof, and (G) in the case of a notice to holders of Convertible Securities, a statement to the effect that a holder of the Convertible Securities will be entitled to participate in the selection for redemption only if the holder properly converts, exercises or exchanges the Convertible Securities on or prior to the date referred to in clause (A) of this sentence and a statement as to what, if anything, the holder shall be entitled to receive if the holder converts, exercises or exchanges the Convertible Securities after that date. Such notice shall be sent by first-class mail, postage prepaid, to each holder of record as of a date on or after the Group Disposition Date at such holder's address appearing on the transfer books of the Corporation. Promptly on or following the date referred to in clause (A) of the preceding sentence, the Corporation shall cause to be given to each record holder of shares of the Affected Group's stock to be so redeemed, a notice setting forth (1) the number of shares of the Affected Group's stock held by the holder to be redeemed, (2) a statement that such shares of the Affected Group's stock will be redeemed, (3) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of the Disposition), (4) the per share amount of cash, securities, and/or other property to be received by the holder with respect to each share of the Affected Group's stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of the Affected Group's stock, properly endorsed or assigned for transfer (unless the Corporation waives the requirement), are to be surrendered, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Company after the Redemption Date, and (7) a statement to the effect that, except as otherwise provided in this Article V, dividends on such shares of the Affected Group's stock will cease to be paid as of the Redemption Date. The notices referred to in the preceding sentence shall be sent by first-class mail, postage prepaid, to each such record holder at the holder's address appearing on the transfer books of the Corporation. If less than all of the outstanding shares of the Affected Group's stock are to be redeemed pursuant to clause (B)(2) of paragraph V.C.2.b.(i), the shares shall be redeemed by the Corporation pro rata among the holders of the Affected Group's stock or by such other method as may be determined by the Board of Directors to be equitable.

                  (v) In the event of any exchange pursuant to paragraph V.C.2.a., paragraph V.C.2.b.(ii), or paragraph V.C.2.c., the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Exchange Date, cause to be given to each holder of record of outstanding shares of the Affected Group's stock and to each holder of record of Convertible Securities convertible into or exercisable or exchangeable for shares of the Affected Group's stock (unless alternate provision for notice to the holders is made pursuant to the terms of the Convertible Securities), a notice setting forth (A) a statement that all outstanding shares of the Affected Group's stock will be exchanged, (B) the Exchange Date (which shall not be more than 85 Trading Days following the consummation of the Disposition in the event of an exchange pursuant to paragraph V.C.2.b.(ii), and which shall not be more than 85 Trading Days after the date as of which Average Market Value is determined in the event of an exchange pursuant to paragraph V.C.2.a), (C) the per share number of shares of stock and, if applicable, the amount of cash to be received with respect to each share of the Affected Group's stock, including details as to the calculation thereof, (D) the place or places where certificates for shares of the Affected Group's stock properly endorsed or assigned for transfer (unless the Corporation waives the requirement) are to be surrendered for delivery of certificates for shares of such common stock, (E) the number of outstanding shares of the Affected Group's stock and the number of shares of the Affected Group's stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, (F) a statement to the effect that, except as provided in this Article V, dividends on such shares of the Affected Group's stock will cease to be paid as of the Exchange Date, and (G) in the case of a notice to holders of Convertible Securities, a statement to the effect that a holder of the Convertible Securities will be entitled to participate in the exchange only if the holder properly converts, exercises or exchanges the Convertible Securities on or prior to the Exchange Date and a statement as to what, if anything, the holder shall be entitled to receive if the holder converts, exercises or exchanges the Convertible Securities after the Exchange Date. The notice shall be sent by first-class mail, postage prepaid, to each holder of record as of a date on or after the Group Disposition Date or date as of which Average Fair Market Value is determined, as applicable, at the holder's address appearing on the transfer books of the Corporation.

                  (vi) Neither the failure to mail any notice required by this paragraph V.C.2.e., to any particular holder of the Affected Group's stock or Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder or the validity of any exchange or redemption.

            f.    General Provisions Regarding Exchange or Redemption.
(i) The Corporation shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of any class of common stock upon any exchange, redemption, dividend or other distribution pursuant to this Section V.C.2. In connection with the determination of the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to any holder of record upon any such exchange, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the number of shares of the Affected Group's stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any record holder of the Affected Group's stock is a fraction, the Corporation shall, if the fraction is not issued or delivered to the holder, pay a cash adjustment in respect of the fraction in an amount equal to the Fair Value of the fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

     (ii) No adjustments in respect of dividends shall be made upon the exchange or redemption of any shares of the Affected Group's stock; provided, however, that if the Exchange Date or the Redemption Date, as the case may be, with respect to the Affected Group's stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of the Affected Group's stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent exchange or redemption of such shares.

     (iii) Before any holder of shares of the Affected Group's stock shall be entitled to receive cash, securities, and/or other property with respect to shares of the Affected Group's stock pursuant to this Section V.C.2., the holder shall surrender at such place as the Corporation shall specify certificates for shares of the Affected Group's stock, properly endorsed or assigned for transfer (unless the Corporation waives the requirement). The Corporation shall as soon as practicable after the surrender of certificates representing shares of the Affected Group's stock deliver to the person for whose account shares of the Affected Group's stock were so surrendered, or to the nominee or nominees of that person, the cash, securities, and/or other property to which that person shall be entitled, together with any payment for fractional securities contemplated by paragraph V.C.2.f.(i). If less than all of the shares of the Affected Group's stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of the Affected Group's stock not redeemed. The Corporation shall not be required to register a transfer of any shares of the Affected Group's stock selected or called for redemption.

     (iv) From and after any applicable Exchange Date or Redemption Date, as the case may be, all rights of a holder of shares of the Affected Group's stock that were exchanged or redeemed shall cease except for the right, upon surrender of the certificates representing shares of the Affected Group's stock, to receive the cash, securities, and/or other property for which such shares were exchanged or redeemed, together with any payment for fractional securities and rights to dividends as provided above, in each case without interest, and the holder shall have no other or further rights in respect of the shares so exchanged or redeemed, including, but not limited to, any rights with respect to any cash, securities and/or other properties which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities and/or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate that, immediately prior to the applicable Exchange Date or Redemption Date for the Affected Group's stock, represented shares of the Affected Group's stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock in exchange for which the Affected Group's stock was exchanged or redeemed until surrender of the holder's certificate for a certificate or certificates representing shares of that kind of capital stock. Upon surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date on or after the Exchange Date or Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date or Redemption Date, as the case may be, for any shares of the Affected Group's stock, the Corporation shall, however, be entitled to treat the certificates for shares of the Affected Group's stock that have not yet been surrendered for exchange or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of the Affected Group's stock represented by the certificates shall have been exchanged or redeemed, notwithstanding the failure to surrender the certificates.

     (v) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on exchange or redemption of shares of the Affected Group's stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of the Affected Group's stock so exchanged or redeemed were registered and no such issue or delivery shall be made unless and until the person requesting the issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that the tax has been paid.

     (vi) The date by which any notice is required to be given or any action taken by the Corporation under this Section V.C.2. may be extended by any reasonable time determined by the Board of Directors as being necessary to allow the Corporation to take action required to comply with securities or other applicable law.

     (vii) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this
Section V.C.2. as the Board of Directors shall determine to be appropriate.

            g. Effect on Convertible Securities. After any Exchange Date or Redemption Date on which all outstanding shares of a Group's stock were exchanged or redeemed, any share of the Affected Group's stock issued upon conversion, exercise or exchange of any Convertible Security issued after the Effective Date shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of the Affected Group's stock, be redeemed for $.01 per share. The foregoing provisions shall not apply to the extent that equivalent or alternative adjustments are otherwise made pursuant to provisions of such Convertible Security specifically referring to an exchange or redemption under this
Section V.C.2.

     3.     Voting Rights

            a. Medical Products Stock. The holders of Medical Products Stock, voting together with the holders of Agritope Stock as a single voting group, shall have the exclusive right to vote for the election of directors and on all matters requiring action by the shareholders or submitted to the shareholders for action, except as may be determined by the Board of Directors in establishing any series of Preferred Stock or as may otherwise be required by law or this Article V. Each share of Medical Products Stock shall entitle the holder thereof to one vote.

            b. Agritope Stock. The holders of Agritope Stock, voting together with the holders of Medical Products Stock as a single voting group, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the shareholders or submitted to the shareholders for action, except as may be determined by the Board of Directors in establishing any series of Preferred Stock or as may otherwise be required by law or this Article V. Each share of Agritope Stock shall entitle the holder thereof to a variable number of votes (which may be more than, equal to or less than one) equal to the ratio (expressed as a decimal and rounded to the nearest seven decimal places) of the Average Market Value of one share of Agritope Stock during the 20-Trading Day period immediately preceding the record date for the matter to be acted on, to the Average Market Value of one share of Medical Products Stock during that period. If no shares of Medical Products Stock are outstanding on that record date, each share of Agritope Stock shall have one vote.

            c. Special Voting Rights. The Corporation shall not, without approval by the holders of the affected class of common stock voting as a separate voting group at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

                  (i) allow any proceeds from the Disposition of the properties or assets allocated to any Group represented by such class of common stock to be used in the business of the other Group without fair compensation being allocated to the Group whose properties or assets are disposed of as determined by the Board of Directors; or

                  (ii) issue, sell or otherwise distribute shares of either class of common stock without allocating the proceeds or other benefits of such issuance, sale or distribution to the Group represented by such class of common stock unless such allocation is made in respect of the reduction of an Inter-Group Interest.

     4.     Application of the Provisions of Article V

            a. Certain Determinations by the Board of Directors. The Board of Directors shall make such determinations with respect to the assets and liabilities to be attributed to the Groups, the items of income and expenses attributed to the Groups for purposes of determining the Earnings (Loss) Attributable to the Groups and the application of the provisions of this
Section V.C.4. to transactions to be engaged in by the Corporation and the powers, preferences and relative, participating, optional and other special rights of the holders of the classes of common stock of the Groups, and the qualifications and restrictions thereon, provided by this Article V as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights, including, without limiting the foregoing, the determinations referred to in the following paragraphs (i), (ii), (iii), and (iv) of this paragraph V.C.4.a. A record of any such determination shall be filed with the records of the actions of the Board of Directors.

                  (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of Agritope or Epitope Medical Products, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of Epitope Medical Products or Agritope or whether an interest therein shall be partly for the benefit of Epitope Medical Products and partly for the benefit of Agritope and, accordingly, shall be attributed to Epitope Medical Products or Agritope, or partly to each.

                  (ii) Upon any issuance of any shares of (x) Agritope Stock at a time when the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Agritope is more than zero or (y) Medical Products Stock at a time when the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of Agritope Stock or Medical Products Stock so issued should reduce the Inter-Group Shares Issuable with respect to the applicable Inter-Group Interest, and the Inter-Group Shares Issuable with respect to the applicable Inter-Group Interest shall be adjusted accordingly.

                  (iii) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Agritope Stock or Medical Products Stock, if at the time such Convertible Securities are issued the Inter-Group Shares Issuable with respect to an Inter-Group Interest in Agritope or Epitope Medical Products, respectively, is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of Agritope Stock or Medical Products Stock, as the case may be, pursuant thereto shall, in whole or in part, reduce the Inter-Group Shares Issuable with respect to the applicable Inter-Group Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of Agritope or Epitope Medical Products and any other relevant factors. The Board of Directors may subsequently change its determination if necessary on account of reductions in Inter-Group Interests other than as a result of issuance of shares upon conversion, exchange or exercise of the Convertible Securities.

                  (iv) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to Agritope and some of such shares, other securities or debt obligations were attributed to Epitope Medical Products, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to Agritope and which, if any, of such shares, other securities or debt obligations shall be attributed to Epitope Medical Products and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to Agritope or Epitope Medical Products.

            b. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section V.C.4. or any other provision of this
Article V, at any time when there are not outstanding both (i) one or more shares of Agritope Stock or Convertible Securities convertible into or exchangeable or exercisable for Agritope Stock and (ii) one or more shares of Medical Products Stock or Convertible Securities convertible into or exchangeable or exercisable for Medical Products Stock, the Corporation
(A) need not attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to Epitope Medical Products or Agritope or any of the earnings (or any loss) of the Corporation or any of its subsidiaries to Epitope Medical Products or Agritope or (B) make any determination required in connection therewith, nor shall the Board of Directors be required (C) to make any of the determinations otherwise required by this Article V, and in such circumstances the holders of the shares of Medical Products Stocks or Agritope Stock outstanding, as the case may be, shall (unless otherwise specifically provided by this Article V) be entitled to all the voting powers, preferences, optional or other special rights of both classes of common stock without differentiation between Medical Products Stock and Agritope Stock and any provision of this Article V to the contrary shall no longer be in effect or operative.

            c. Effect of Determinations by the Board of Directors. Any determinations with respect to any Group or the rights of holders of any series of common stock made by the Board of Directors of the Corporation in good faith pursuant to or in furtherance of any provision of this Article V shall be final and binding on all shareholders of the Corporation.

     5.     Liquidation, Dissolution or Winding Up

            Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of Medical Products Stock and Agritope Stock shall be as follows:

            a. After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), (i) the holders of Agritope Stock shall share equally, on a share for share basis, in a percentage of the funds of the Corporation remaining for distribution to its common shareholders equal to 100 percent multiplied by the average daily ratio (expressed as a decimal fraction rounded to the nearest seven decimal places) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (ii) the holders of the Medical Products Stock shall share equally, on a share for share basis, in a percentage of the funds of the Corporation remaining for distribution to its common shareholders equal to 100 percent multiplied by the average daily ratio (expressed as a decimal fraction rounded to the nearest seven decimal places) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Agritope Stock, Y is the aggregate Market Capitalization of the Medical Products Stock, and Z is the aggregate Market Capitalization of the Agritope Stock and the Medical Products Stock.

            b. For the purposes of paragraph V.C.5.a., any merger or business combination involving the Corporation or any sale of all or substantially all the assets of the Corporation as a going concern shall not be treated as a liquidation, dissolution or winding up.

     6.     Rank

            Medical Products Stock and Agritope Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to Medical Products Stock and Agritope Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to Medical Products Stock and Agritope Stock as to the payment of dividends or the distribution of assets.

D.   No Preemptive Rights

            No shareholder shall have any preemptive right to acquire additional shares of the Corporation, whether shares originally authorized or other shares which may subsequently be authorized.

E.   Definitions

            As used in this Article V, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

     1. "Affected Group" means the Group (a) the assets of which are the subject of a Disposition, or (b) the common stock of which will cease to be outstanding as a result of any exchange.

     2. "Agritope" means, at any time, the Group representing the Corporation's interest in (a) the businesses, products, development programs or research projects of Agritope, Inc., an Oregon corporation, Andrew and Williamson Sales, Co., a California corporation, Vinifera, Inc., an Oregon corporation, and any other agricultural production or agricultural biotechnology business that may be conducted by the Corporation in the future;
(b) all assets and liabilities of the Corporation (other than capital stock of a subsidiary) on such date attributed by the Board of Directors to Agritope or the businesses thereof, whether or not such assets or liabilities are or were also assets and liabilities of Agritope; (c) a proportionate undivided interest in each and every business, asset and liability attributed to Epitope Medical Products equal to the Inter-Group Interest Fraction in Epitope Medical Products as of such date; (d) all properties and assets transferred to Agritope from Epitope Medical Products (other than as described in clause (e) of this Section V.E.2) after the Effective Date pursuant to transactions in the ordinary course of business of both Agritope and Epitope Medical Products or otherwise as the Board of Directors may have directed as permitted by this
Article V; (e) all properties and assets transferred to Agritope from Epitope Medical Products in connection with a reduction of the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products;
(f) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to Agritope, as determined by the Board of Directors; and (g) from and after the payment date of any dividend or other distribution with respect to shares of Medical Products Stock (other than a dividend or other distribution payable in shares of Medical Products Stock, with respect to which adjustment shall be made as provided in clause a. of the definition of "Inter-Group Shares Issuable," or payable in shares of Agritope Stock), an amount of assets or properties previously attributed to Epitope Medical Products of the same kind as were paid in such dividend or other distribution with respect to shares of Medical Products Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution multiplied by
(2) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in Epitope Medical Products in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Interest Fraction in Epitope Medical Products in effect on the record date for such dividend or distribution; provided that whenever Epitope Medical Products receives or is deemed to include an interest in any assets or properties of Agritope, Agritope shall no longer include that interest in such assets or properties (except to the extent of any Inter-Group Interest of Agritope in Epitope Medical Products).

     3. "Available Agritope Dividend Amount," as of any date, means the greater of:

            a.    the excess of

                  (i) the greater of (x) the product of the Outstanding Interest Fraction in Agritope multiplied by the fair value on that date of the net assets of Agritope and (y) the product of the Outstanding Interest Fraction in Agritope multiplied by an amount equal to the shareholders' equity allocated to Agritope as of September 30, 1996, increased or decreased, as appropriate, to reflect, after September 30, 1996, (A) the Earnings (Loss) Attributable to Agritope, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to Agritope, but excluding dividends or other distributions paid in shares of Agritope Stock or any other class of capital stock attributed to Agritope and (C) any other adjustments to the shareholders' equity of Agritope made in accordance with generally accepted accounting principles, over

                  (ii) the sum of the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock not attributed to Epitope Medical Products are entitled upon dissolution of the Corporation, plus any amount necessary to enable Agritope to pay its debts as they become due, and

            b. the amount legally available for the payment of dividends determined in accordance with Oregon law applied as if Agritope were a separate corporation.

     4. "Available Medical Products Dividend Amount," as of any date, means the greater of:

            a.    the excess of

                  (i) the greater of (x) the product of the Outstanding Interest Fraction in Epitope Medical Products multiplied by the fair value on that date of the net assets of Epitope Medical Products and (y) the product of the Outstanding Interest Fraction in Epitope Medical Products multiplied by an amount equal to the shareholders' equity allocated to Epitope Medical Products as of September 30, 1996, increased or decreased, as appropriate, to reflect, after September 30, 1996, (A) the Earnings (Loss) Attributable to Epitope Medical Products, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of Medical Products Stock or any other class of capital stock attributed to Epitope Medical Products, but excluding dividends or other distributions paid in shares of Medical Products Stock or in shares of any other class of capital stock attributed to Epitope Medical Products and
(C) any other adjustments to the shareholders' equity of Epitope Medical Products made in accordance with generally accepted accounting principles, over

                  (ii) the sum of the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock not attributed to Agritope are entitled upon dissolution of the Corporation, plus any amount necessary to enable Epitope Medical Products to pay its debts as they become due, and

            b. the amount legally available for the payment of dividends determined in accordance with Oregon law applied as if Epitope Medical Products were a separate corporation.

     5. "Average Market Value" with respect to a specified period means the average of the Market Values of the specified security on each Trading Day of the period.

     6. "Convertible Securities" means any securities (including warrants and employee stock options) of the Corporation that are convertible into, that are exchangeable for or that evidence the right to purchase any shares of any class or series of common stock, whether upon conversion, exercise, or exchange, pursuant to antidilution provisions of such securities or otherwise.

     7. "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of any properties or assets, other than by pledge, hypothecation or grant of any security interest in such properties or assets.

     8. "Distribution" means the initial distribution of Agritope Stock to holders of record of Epitope Common Stock on the Effective Date.

     9. "Earnings (Loss) Attributable" to a particular Group for any period, means the net income or loss of such Group for such period (or for the fiscal periods of the Corporation commencing prior to the Effective Date and after September 30, 1996, pro forma net income or loss of such Group as if the Effective Date were September 30, 1996) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Groups in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; provided, however, that as of the end of any fiscal quarter of the Corporation, any projected tax benefit attributable to a Group that cannot be utilized by such Group to offset or reduce its allocated tax liability may be allocated to the other Group without any compensating payment or allocation.

     10. "Effective Date" means the date on which this Article V, as amended, shall become effective.

     11. "Epitope Medical Products" means, at any time, the Group representing the Corporation's interest in (a) the businesses, products, development programs or research projects relating to the development and marketing of diagnostic tests and related products and services for the detection of medical conditions and analytes, the devices developed and marketed under the brand names OraSure and EpiScreen, and any medical products business conducted by the Corporation in the future; (b) all assets and liabilities of the Corporation (other than capital stock of a subsidiary) on such date attributed by the Board of Directors to Epitope Medical Products or the businesses thereof, whether or not such assets or liabilities are or were also assets and liabilities of Epitope Medical Products; (c) a proportionate undivided interest in each and every business asset and liability attributed to Agritope equal to the Inter-Group Interest in Agritope as of such date;
(d) all properties and assets transferred to Epitope Medical Products from Agritope (other than as described in clause (e) of this Section V.E.11) after the Effective Date pursuant to transactions in the ordinary course of business of both Epitope Medical Products and Agritope or otherwise as the Board of Directors may have directed as permitted by this Article V; (e) all properties and assets transferred to Epitope Medical Products from Agritope in connection with a reduction of the Inter-Group Shares issuable with respect to the Inter-Group Interest in Agritope; (f) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to Epitope Medical Products, as determined by the Board of Directors; and (g) from and after the payment date of any dividend or other distribution with respect to shares of Agritope Stock (other than a dividend or other distribution payable in shares of Agritope Stock, with respect to which adjustment shall be made as provided in clause a. of the definition of "Inter-Group Shares Issuable," or payable in shares of Medical Products Stock), an amount of assets or properties previously attributed to Agritope of the same kind as were paid in such dividend or other distribution with respect to shares of Agritope Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution multiplied by (2) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in Agritope in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding Interest Fraction in Agritope in effect on the record date for such dividend or distribution; provided that whenever Agritope receives or is deemed to include any interest in any assets or properties of Epitope Medical Products, Epitope Medical Products shall no longer include that interest in such assets or properties (except to the extent of any Inter-Group Interest of Epitope Medical Products in Agritope).

     12.    "Exchange Amount" has the meaning given in paragraph V.C.2.a.

     13. "Exchange Date" means the date, if any, fixed for the exchange of shares of a class of capital stock as set forth in a notice to holders of such capital stock in accordance with the provisions of this Article V.

     14. "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined in the good faith judgment of the Board of Directors; and in the case of property other than securities, the value determined in the good faith judgment of the Board of Directors. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

     15.    "Group" means Epitope Medical Products or Agritope.

     16. "Group's stock" and words of similar import mean Agritope Stock with respect to Agritope and Medical Products Stock with respect to Epitope Medical Products.

     17.    "Group Disposition Date" has the meaning given in paragraph
V.C.2.b.

     18.    "Group Subsidiary" has the meaning given in paragraph V.C.2.c.

     19. "Inter-Group Interest" means the interest of one Group in the equity value of the Company attributable to the other Group.

     20. "Inter-Group Interest Fraction" as of any date means a fraction the numerator of which is the number of Inter-Group Shares Issuable with respect to the Inter-Group Interest in a Group as of such date and the denominator of which is the sum of (a) such number plus (b) the aggregate number of outstanding shares of such Group's stock as of such date.

     21. "Inter-Group Shares Issuable" with respect to an Inter-Group Interest shall as of the Effective Date be zero; provided, however, that such number shall from time to time thereafter be:

     a. adjusted, if before such adjustment greater than zero, as determined by the Board of Directors to be appropriate, to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of Agritope Stock or Medical Products Stock, as the case may be, or any dividend or other distribution of shares of Agritope Stock or Medical Products Stock or any reclassification of Agritope Stock or Medical Products Stock, as the case may be;

     b. with respect to an Inter-Group Interest in Agritope, decreased (but to not less than zero) by action of the Board of Directors by (i) the number of shares of Agritope Stock issued or sold by the Corporation that the Board of Directors has determined should reduce the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Agritope, (ii) the number of shares of Agritope Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Medical Products Stock, (iii) the number of shares of Agritope Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Medical Products Stock, or (iv) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value, as of the date of transfer, of properties or assets (including cash) transferred from Agritope to Epitope Medical Products in consideration of a reduction in the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Agritope, divided by (B) the Average Market Value of one share of Agritope Stock calculated during the 20-Trading Day period preceding the date of such transfer;

     c. with respect to an Inter-Group Interest in Epitope Medical Products, decreased (but to not less than zero) by action of the Board of Directors by (i) the number of shares of Medical Products Stock issued or sold by the Corporation that the Board of Directors has determined should reduce the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products, (ii) the number of shares of Medical Products Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Agritope Stock, (iii) the number of shares of Medical Products Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Agritope Stock, or (iv) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value, as of the date of transfer, of properties or assets (including cash) transferred from Epitope Medical Products to Agritope in consideration of a reduction in the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products, divided by (B) the Average Market Value of one share of Medical Products Stock calculated during the 20-Trading Day period preceding the date of such transfer;

     d.     with respect to an Inter-Group Interest in Agritope, increased by
(i) the number of outstanding shares of Agritope Stock repurchased by the Corporation for consideration that is attributed to Epitope Medical Products pursuant to this Article V and (ii) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the Fair Value of properties or assets (including cash) transferred from Epitope Medical Products to Agritope in consideration of an increase in the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Agritope, divided by
(B) the Average Market Value of one share of Agritope Stock calculated during the 20-Trading Day period preceding the date of such transfer; and

     e. with respect to an Inter-Group Interest in Epitope Medical Products, increased by (i) the number of outstanding shares of Medical Products Stock repurchased by the Corporation for consideration that is attributed to Agritope pursuant to this Article V and (ii) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of
(A) the Fair Value of properties or assets (including cash) transferred from Agritope to Epitope Medical Products in consideration of an increase in the Inter-Group Shares Issuable with respect to the Inter-Group Interest in Epitope Medical Products, divided by (B) the Average Market Value of one share of Medical Products Stock calculated during the 20-Trading Day period preceding the date of such transfer.

     22. "Market Capitalization" of any class or series of capital stock of the Corporation on any day means the product of (a) the Market Value of one share of such class or series on that day and (b) the number of shares of such class or series outstanding on that day.

     23. "Market Value" of any class of capital stock of the Corporation on any day means the average of the high and low reported sales prices, regular way, of a share of such class on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices, regular way, of a share of such class on such Trading Day, in either case on the national market tier of The Nasdaq Stock Market or, if not traded thereon, on the principal national securities exchange on which shares of such class are traded (which shall be the exchange on which the greater number of shares of such class are traded on such day), or if the shares of such class are not quoted on the national market tier of The Nasdaq Stock Market or any national securities exchange on such Trading Day, the average of the closing bid and asked prices of a share of such class in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class as determined by the Board of Directors; provided that for purposes of determining the Market Value of a share of any class of capital stock for any period (a) the "Market Value" of any share of any class on any day prior to the "ex-dividend" date or any similar date for any dividend or distribution paid or to be paid with respect to such class of capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of any class on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock or (ii) any "ex-dividend" date or any similar date for any dividend or distribution with respect to any such class of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

     24. "Net Proceeds" as of any date, with respect to any Disposition of any of the properties and assets of a Group, means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision, as determined by the Board of Directors, for, (a) any taxes payable by the Corporation in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to paragraph V.C.2.b.(i). (or which would have been payable but for the utilization of tax benefits attributable to the other Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Group. For purposes of this definition, any properties and assets of the Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

     25. "Nonaffiliates" means individuals and entities that do not control, that are not controlled by, and that are not under common control with, the Corporation, as determined by the Board of Directors.

     26. "Outstanding Interest Fraction" as of any date means a fraction the numerator of which shall be the aggregate number of shares of a Group's stock outstanding on such date and the denominator of which shall be the sum of (a) such number plus (b) the number of Inter-Group Shares Issuable with respect to an Inter-Group Interest in such Group as of such date.

     27.    "Publicly Traded" with respect to any security means
(a) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed on any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), or quoted in The Nasdaq Stock Market (or any successor system).

     28. "Redemption Date" means the date fixed by the Board of Directors as the effective date for a redemption of shares of any class of common stock as set forth in a notice to holders thereof required pursuant to this
Article V.

     29. "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of a Group in a transaction or series of related transactions in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the business conducted by the Group prior to such Disposition, as determined in good faith by the Board of Directors.

     30. "Trading Day" means each weekday other than any day on which any relevant class of common stock is not traded on any national securities exchange or The Nasdaq Stock Market or in the over-the-counter market.

                                  ARTICLE VI

     A. The number of directors of the corporation shall be not less than six nor more than nine, and within such limits the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the 1991 annual meeting of shareholders, directors of all three classes shall be elected and the term of office of Class III directors shall expire at the 1992 annual meeting of shareholders, that of Class II directors shall expire at the 1993 annual meeting of shareholders, and that of Class I directors shall expire at the 1994 annual meeting of shareholders. At each annual meeting of shareholders thereafter, directors elected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

     B. All or any number of the directors of the corporation may be removed, with or without cause, only at a meeting of shareholders called expressly for that purpose, by the vote of 90 percent of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

     C. The provisions of this Article VI may not be amended, altered, changed, or repealed in any respect unless such action is approved by the affirmative vote of not less than 90 percent of the votes then entitled to be cast for election of directors.